CONSENT OF INDEPENDENT ACCOUNTANTS


	       We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form F-4 of Roche Capital Corporation of our report dated August 19, 1994 relating to the consolidated balance sheet of Roche Capital Corporation, which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP


San Jose, California
October 5, 1994